Exhibit 10.1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***)

MASTER PRODUCT PURCHASE AGREEMENT

    This Master Product Purchase Agreement (this “Agreement”) is made and entered into this 2nd day of August, 2021 (the “Execution Date”), and effective as of 12:01 a.m. on August 1, 2021 (the “Effective Date”), by and between Smart Sand, Inc. a Delaware corporation, with a place of business at 1010 Stony Hill Rd., Suite 175, Yardley, Pennsylvania 19067 (“Smart Sand”) and EQT Production Company, a Pennsylvania corporation, with a place of business at 625 Liberty Ave, Suite 1700, Pittsburgh, PA 15222 (“Buyer”).

RECITALS

A.Whereas, Smart Sand mines, processes and sells certain industrial sand products; and

B.Whereas, Smart Sand and Buyer desire to provide for the terms under which Smart Sand will sell such products to Buyer, upon and subject to the terms set forth herein.

AGREEMENT

    Now therefore, in consideration of the mutual covenants herein, the parties hereto agree as follows:

    1.    Products, Forecasts and Quantity Commitments

    1.1    Subject to the terms and conditions of this Agreement, during the Term (as defined in Section 7.1), Smart Sand agrees to sell and deliver to Buyer, and Buyer agrees to purchase and accept from Smart Sand, *** frac sand products based on the specifications (the “Specifications”) set forth in Appendix A attached hereto and incorporated by reference (each a “Product” and collectively, the “Products”), in the product mix specified in Appendix B attached hereto and incorporated by reference, and in quantities at least equal to the following minimum annual tonnage requirements (as applicable, the “Minimum Tons per Year”):

Contract Year	Minimum Tons per Year*
1	***
2	***
3	***

*Prior to the first day of the month after which operations commence at the New Terminal (as defined in Section 2.1) (the “Increased Tonnage Commencement Date”), the Minimum Tons per Year shall be ***. The Minimum Tons per Year for the Contract Year in which the Increased Tonnage Commencement Date occurs shall be equal to ***.

This Agreement is non-exclusive and shall not limit either party’s right to purchase or sell frac sand from or to, as the case may be, any third party at any time.

    1.2    For purposes of this Agreement, a “Contract Year” shall mean the period beginning on August 1 of a given year and ending at 11:59 p.m. on July 31 of the following year. For the avoidance of doubt, Contract Year 1 shall be August 1, 2021 through July 31, 2022, Contract Year 2 shall be August 1, 2022 through July 31, 2023, and continuing in this manner until the expiration of the Term.

Buyer shall provide to Smart Sand a non-binding forecast for all Product requirements in each quarter at least thirty (30) days prior to the first day of the first month of the applicable quarter.

    1.3    In no event will Smart Sand be required to provide to Buyer, in any given month during the Term, an aggregate amount of Products exceeding ***.

1.4    (i) So long as all Monthly Reservation Charges have been (and continue to be) paid in full, Buyer may defer (to no later than the end of the Term) the purchase of up to *** tons of Products (*** tons prior to the Increased Tonnage Commencement Date) (“Deferred Tons”), and an amount equal to the product of the number of Deferred Tons multiplied by $*** shall be applied as a credit towards the purchase of such Deferred Tons in the future (such credit, the “Deferral Balance”). If Buyer purchases less than *** in any given month (the “Monthly Benchmark”), then, subject to the maximum number of Deferred Tons set forth in the first sentence of this Section, the difference between the Monthly Benchmark and the tons purchased during such month shall automatically become Deferred Tons, and the Deferral Balance shall increase by an amount equal to the product of such newly designated Deferred Tons multiplied by $***. If Buyer purchases more than the Monthly Benchmark in any given month when there are Deferred Tons outstanding, then the outstanding Deferred Tons shall automatically decrease by such excess amount of Products purchased (but in no event shall the Deferred Tons be decreased to below ***), and the outstanding Deferral Balance shall be reduced by an amount equal to the product of $*** multiplied by such excess amount of Products purchased (but in no event shall the Deferral Balance be decreased to below $***).

(ii) Within *** after completion of the Term or earlier termination of this Agreement by Buyer (the “Determination Date”), Buyer shall elect whether to purchase the outstanding Deferred Tons and notify Smart Sand in writing of its election on or before the Determination Date. If Buyer elects not to purchase the outstanding Deferred Tons, then Smart Sand shall retain (as liquidated damages and not as a penalty) the portion of the Monthly Reservation Charges paid to Smart Sand that is attributable to such outstanding Deferred Tons. Buyer’s choice to not take delivery shall be irrevocable and Buyer shall forfeit any title to or right to receive the Products that Buyer has chosen not to receive.

(iii) If Buyer elects to purchase the outstanding Deferred Tons, then Buyer shall, on or before the Determination Date, pay to Smart Sand (the “Deferment Payment”) an amount equal to the product of the outstanding Deferred Tons as of the Determination Date multiplied by the Contract Price in effect at the end of the Term or earlier termination, as applicable, minus the Deferral Balance (i.e. Deferment Payment = (outstanding Deferred Tons * current Contract Price) – Deferral Balance). Within *** days of receiving the Deferment Payment, Smart Sand shall deliver to Buyer, in one or more shipments to be determined in Smart Sand’s sole discretion, the Deferred Tons.

(iv) If Buyer purchases less than the Minimum Tons per Year in any Contract Year, as adjusted by application of Deferred Tons (the “Shortfall Amount”), Smart Sand shall retain (as liquidated damages and not as a penalty) the Monthly Reservation Charges paid during such Contract Year that have not been applied towards the Deferral Balance or the $*** payment reduction set forth in Section 2.5, and Smart Sand shall not be obligated to deliver to Buyer all or any portion of any Shortfall Amount. Buyer shall not be entitled to any refund in connection with a Shortfall Amount.

1.5    Buyer shall issue purchase orders to Smart Sand setting forth the quantities of Products, applicable prices, requested ship dates, destination of shipment and other details related to a specific order.

    1.6    The terms and conditions of this Agreement are the controlling terms and conditions for the purchase of Products by Buyer. The printed terms and conditions of any purchase order, acknowledgment form, invoice or other business form of Buyer and Smart Sand shall not apply to any order and are hereby rejected. Buyer and Smart Sand agree that any purchase order issued by Buyer is for quantity and timing purposes only, and such purchase order does not amend the terms of this Agreement.

    2.    Price and Payment Terms
    2.1    The pricing for each of the Products for each Contract Year and the manner of delivery shall be as set forth on Appendix C attached hereto and incorporated by reference (“Contract Price”). Prior to completion of Smart Sand’s newly constructed rail terminal located in Waynesburg, Pennsylvania (the “New Terminal”), all Products designated for the New Terminal in Appendix C shall be delivered DAP Tidewater’s transload facility in Steubenville, Ohio, Incoterms 2010. Upon Smart Sand providing written notice to Buyer confirming the commencement of operations at the New Terminal, Products shall be delivered DAT Smart Sand’s New Terminal, Incoterms 2010. The parties agree that all Products ordered by Buyer will be loaded onto Buyer or Smart Sand supplied railcars (which Smart Sand railcars shall consist of *** railcars for Products), and shipped as specified in the purchase order, provided, however, that (i) Buyer agrees to comply with all freight scheduling mechanisms and timeframes designated by Smart Sand in writing to Buyer from time to time, and (ii) all railcars (if any) and trucks supplied by Buyer will be set up to receive unpackaged Products, and (iii) delivery of the Products (other than DAP terminal deliveries) shall occur upon the transfer of Products into the truck. Smart Sand shall allocate *** railcars from its railcar fleet for purposes of delivering the Products hereunder, which railcars may, in Smart Sand’s sole discretion, be interchanged at any time with other railcars in Smart Sand’s railcar fleet. Buyer must pay in full for any order for Products to be delivered to the applicable terminal that is subsequently cancelled if Smart Sand has ordered locomotive power for such order and provided written notice and supporting documentation to Buyer that it has ordered such locomotive power, in each case, prior to Smart Sand’s receipt of notification of such cancellation. The Contract Price shall be subject to adjustments implemented during the Term in accordance with the terms set forth herein.

    2.2    Unless stated otherwise in an order, prices quoted by Smart Sand do not include sales, VAT, use or similar taxes. Any such taxes, fees, duties, and customs charges imposed on Smart Sand in the country or area of operations at any time shall be reimbursed to Smart Sand by Buyer. The terms “taxes” and “duties” shall mean all fees or charges imposed, assessed or levied at any time by any governmental or other authority and shall include, but shall not be limited to, property, sales, use taxes, royalties, value added and excise taxes or other charges of a similar nature, customs or other duties, harbour and port dues, demurrage, wharfage, pilotage, stevedoring, customs agent fees and other such charges and other fees. The provisions of this clause shall continue after termination of this Agreement.

    2.3    Smart Sand shall invoice Buyer upon shipment of Products or upon the accrual of any other amounts due, including without limitation, reservation charges, railcar usage and storage costs, and tax reimbursements. Except as otherwise provided herein, payment by Buyer shall be due and payable within *** after the date of invoice. Invoices that remain unpaid *** or more days after the date of such invoices are subject to a monthly service charge at a rate equal to *** per month or the maximum rate from time to time permitted by applicable law.

    2.4    Upon placing this instrument with an attorney for collection of past due payments or repossession of any Products, Buyer shall reimburse Smart Sand for reasonable attorneys’ fees, court costs, and other expenses incurred by Smart Sand to enforce the terms and conditions stated herein.

    2.5    Commencing on August 1, 2021, and continuing on or about the first day of each month during the Term, Smart Sand will invoice Buyer for a non-refundable capacity reservation charge of *** Dollars per month (*** Dollars per month prior to the Increased Tonnage Commencement Date) (the “Monthly Reservation Charge”), which shall be paid by Buyer within *** after the date of each such invoice. The Monthly Reservation Charge shall be payable regardless of whether Buyer purchases any Products during any month during the Term. ***

2.6    Any failure by Buyer to pay any portion of any Monthly Reservation Charge within five (5) days following Buyer’s receipt of written notice from Smart Sand that such Monthly Reservation Charge is past due shall constitute a material breach of this Agreement, and, in addition to (and not in lieu of) any other rights and remedies that Smart Sand has hereunder, the entire balance of all unpaid Monthly Reservation Charges, as applicable, that have accrued or will accrue during the Term shall automatically and without notice become immediately due and payable; provided that upon Buyer’s payment to Smart Sand of all such Monthly Reservation Charges, such breach shall be deemed to have been cured, and such aggregate Monthly Reservation Charges shall continue to be applied as ***.

2.7    On or before September 1, 2021, Buyer shall pay to Smart Sand a non-refundable prepayment in the amount of *** (the “Prepayment”), which prepayment shall ***.

    3.    Specifications

In the event Buyer desires to change the Specifications, a request for change shall be submitted to Smart Sand in writing. Smart Sand is free to accept or reject any requested changes to Specifications in its reasonable discretion and no change in Specifications shall be operative unless such changes are memorialized in a writing signed by Smart Sand. Smart Sand shall notify Buyer of any adjustment to the Contract Prices resulting from the changes to the Specifications requested by Buyer. Buyer must agree to the adjustment to the Contract Prices in writing prior to any changes to the Specifications.

    4.     Delivery

In the event that Smart Sand is unable to supply Buyer’s purchases (which purchases shall not exceed the monthly maximum amount of Products set forth in Section 1.3) during the Term, the quantity of such Products that Smart Sand is unable to supply to Buyer (“Deficiency Tons”) shall count towards meeting Buyer’s purchase obligations set forth in Section 1.1. If Buyer purchases Products from alternative sources to replace any Deficiency Tons (“Replacement Products”), and if such Replacement Products are purchased by Buyer at a price that is higher than the then-applicable Contract Price (as adjusted herein, including, without limitation, pursuant to Section 2.5 and Section 2.7), Smart Sand shall pay Buyer an amount equal to the difference between such Contract Price and the price of such Replacement Products (subject to the maximum set forth in the last sentence of this Section), which shall be paid by Smart Sand within *** of Buyer’s notification to Smart Sand of the amounts so owed. Notwithstanding anything herein, in the event this Agreement is terminated by Buyer pursuant to Section

7.2, Buyer shall have the right after termination to purchase Replacement Products (“Post-Termination Replacement Products”) from alternative sources until ***. If such Post-Termination Replacement Products are purchased by Buyer at a price that is higher than the Contract Price that would be applicable absent a termination of this Agreement, Smart Sand shall pay Buyer an amount equal to the difference between the then-applicable Contract Price and the price of such Post-Termination Replacement Products (subject to the maximum set forth in the last sentence of this Section), which shall be paid by Smart Sand within *** of Buyer’s notification to Smart Sand of the amounts so owed. In no event shall Smart Sand’s liability exceed *** Dollars per ton of Replacement Products purchased by Buyer.

    5.    Inspection

    Smart Sand shall test the Products in accordance with the testing procedures set forth on Appendix D attached hereto and incorporated by reference for compliance with the Specifications. Smart Sand shall retain all testing records for a period of *** and shall, at Buyer’s request, supply to Buyer a copy of Smart Sand’s test sheets, certified by Smart Sand to be a true copy. Because deliveries made pursuant to this Agreement shall be via large individual loads by rail, any inspection by Buyer shall be made at Smart Sand’s mine and processing facility. Buyer may, at its expense, have a representative at Smart Sand's facility for the purpose of such inspection. Buyer does not have the right to reject any Products that are in compliance with the Specifications, as determined by Smart Sand pursuant to its testing procedures. Irrespective of where the Products are being delivered, all testing for Specifications shall occur at Smart Sand’s originating mine facility.

    6.    Warranty

6.1    Smart Sand warrants to Buyer that Smart Sand shall have complied in all material respects with the testing procedures set forth on Appendix D with respect to each Product.

6.2    Buyer acknowledges that Products may become damaged by improper handling after delivery and during transit and that Smart Sand shall have no obligation to replace such damaged Products, unless such damage was caused by Smart Sand.

    6.3    THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES. SMART SAND MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ANY PRODUCTS.

    7.    Term and Termination

    7.1    This Agreement shall become effective on the Effective Date and shall expire at 11:59 p.m. on the last day of Contract Year 3 (the “Term”) unless sooner terminated as provided herein; provided, however, that the Term shall continue after Contract Year 3 for two successive terms of one (1) year each unless Buyer delivers to Smart Sand written notice of termination hereof at least ninety (90) days prior to the expiration of the then-current Contract Year.

    7.2    Either party may terminate this Agreement, immediately upon written notice to the other party (i) if such other party is in material breach of any of its obligations under the Agreement and fails to cure such breach within thirty (30) business days (five (5) business days for the nonpayment of money) after written notice thereof to such other party, or (ii) if such other party is insolvent or makes any arrangement with its creditors generally, or has a receiver appointed for all or a substantial part of its business of properties, or an insolvency, bankruptcy or similar proceeding is brought by or against such other party and involving such other party which is not dismissed within sixty (60) business days of its institution, or if such other party goes into liquidation or otherwise ceases to function as a going concern. Further, notwithstanding anything in this Agreement, if, after January 1, 2022, Smart Sand has not (for any reason, including, without limitation, as a result of force majeure as set forth in Section 9) commenced operations at the New Terminal sufficient to comply with its obligations hereunder (“Adequate Operations”), then during the period commencing on January 2, 2022 and ending on the date in which Smart Sand commences Adequate Operations at the New Terminal, Buyer may terminate this Agreement upon providing at least thirty (30) days prior written notice to Smart Sand; provided, however, that such termination shall not be effective if Smart Sand notifies Buyer in writing during such thirty (30) day period that it has commenced Adequate Operations at the New Terminal.

7.3    Subject to Section 7.4 below, in the event of termination of this Agreement as provided in Section 7.2, this Agreement shall immediately become void and there shall be no liability or obligation on the part of any party hereto; provided, that (i) any such termination shall not relieve any party from liability for any willful breach of this Agreement or any fraud, (ii) the provisions of this Section 7.3 (Effect of Termination) and Sections 1.4 (Deferrals), 2.2 (Taxes), 2.3 (Payments), 2.4 (Credit/Collections), 4 (Replacement Products), 7.4 (Termination Payments), 7.5 (Damages), 8 (Confidentiality), 10 (Limitation of Liability), 12 (Notices), 13 (Resolution of Disputes) and 15 (Miscellaneous) of this Agreement shall remain in full force and effect and survive any termination of this Agreement. Except as expressly provided herein, upon termination Smart Sand shall have no further obligations to pay any costs for any Replacement Products.

7.4    Notwithstanding anything to the contrary in Section 7.3:

(i) In the event Buyer terminates this Agreement pursuant to Section 7.2, Buyer shall pay to Smart Sand, within thirty (30) days of the effective date of termination, an amount equal to:

(A)    all amounts due and owing to Smart Sand for Products delivered by Smart Sand prior to the effective date of termination; all other amounts due and owing under this Agreement (including without limitation all railcar usage and storage costs, taxes, transportation costs, collection costs (including court costs and expenses related thereto), attorneys’ fees and expenses, and interest) as of the effective date of termination (which, for the avoidance of doubt, shall not eliminate the requirement to pay any amounts that may become due to Smart Sand after the effective date of termination pursuant to Section 2.4); minus

(B)    ***; minus

(C)    ***

If the sum of the amounts set forth in Section 7.4(i)(B) and Section 7.4(i)(C) exceeds the amounts due and owing under Section 7.4(i)(A), then within thirty (30) days of the effective date of termination, Smart Sand shall refund an amount equal to the difference between such sum of the amounts set forth in Section 7.4(i)(B) and Section 7.4(i)(C) and the amounts due and owing under Section 7.4(i)(A).

(ii) In the event Smart Sand terminates this Agreement pursuant to Section 7.2, Buyer shall pay to Smart Sand, within thirty (30) days of the effective date of termination, an amount equal to:

(A)    all amounts due and owing to Smart Sand for Products delivered by Smart Sand prior to the effective date of termination; all other amounts due and owing under this Agreement (including without limitation all railcar usage and storage costs, taxes, transportation costs, collection costs (including court costs and expenses related thereto), attorneys’ fees and expenses, and interest) as of the effective date of termination; plus

(B)    an amount equal to: (i) ***, multiplied by (ii) the difference between *** for each Contract Year of the Term and the actual tons of each Product purchased by Buyer during the Term; minus

(C)    ***; minus

(D)    ***.

7.5    The parties agree that quantifying losses arising from a breach or termination of this Agreement are inherently difficult to measure and have therefore negotiated the provisions set forth above for the express purpose of avoiding any later disagreement regarding the quantum of damages. The parties further stipulate that the agreed mechanism for calculating damages is not a penalty, but rather a reasonable measure or forecast of damages based upon the parties’ experience in the frac sand industry and given the nature of the losses that may result from a breach or termination of this Agreement.

    8.    Confidentiality

    8.1    The parties acknowledge that either party may disclose (orally or in writing) to the other confidential and proprietary information relating to the Products or each party's business (together the “Confidential Information”). Each party agrees that it will keep the Confidential Information of the other party disclosed to it in confidence by using at least the same degree of care to prevent unauthorized disclosure or use thereof as such party uses to protect its own confidential information of like nature, and that it will not use for its own benefit or disclose, directly or indirectly, any item of Confidential Information to any person, without the prior written consent of the disclosing party, except (i) only to those of the recipient’s affiliates, employees or advisors who need to know the same in the performance of their duties for the recipient in connection with this Agreement; or (ii) to comply with any law, rule, regulation, or legal or regulatory process (including without limitation in connection with any Securities and Exchange Commission review process or filing requirements) applicable to such party.

    8.2    The parties’ non-use and non-disclosure restrictions hereunder shall continue with respect to any item of Confidential Information until the earlier of the expiration of two (2) years following the termination of this Agreement for any reason, or until such item: (a) is or has become publicly available; or (b) was in the possession of, or known by, the recipient without an obligation to keep it confidential; or (c) has been disclosed to the recipient by an unrelated third party, without an obligation to keep it confidential; or (d) has been independently developed by the recipient without regard to the Confidential Information.

    9.    Excusable Delay

Neither party shall be liable for any delay or failure to perform to the extent caused by fire, flood, adverse weather conditions, explosion, war, riot, embargo, unavoidable delay in rail transportation, labor disputes, shortage of utilities, compliance with any laws, regulations, orders, acts or requirements from the government, civil or military authorities of which the party was unaware at the effective date of this

Agreement, acts of God or the public enemy, or any act or event of any nature reasonably beyond such party’s control; provided, however, that, for the avoidance of doubt, a party’s failure to perform due to a general economic downturn, industry specific downturn, or any change in a party’s financial condition or results of operations not directly caused by any of the causes set forth in this sentence or any similar cause shall not constitute an excusable delay hereunder. In such circumstances, Buyer or Smart Sand may cancel the portion of any order subject to such delay by giving prompt written notice, provided that, such cancellation shall apply only to that portion of the order effected by the foregoing circumstances and the balance of the order shall continue in full force and effect. If Smart Sand’s production capacity is impaired as a result of one of the foregoing events of force majeure, then Smart Sand will allocate to Buyer a pro rata portion of Smart Sand’s total remaining capacity taking into account Smart Sand’s impaired production capacity (if applicable), Buyer’s requirements pursuant to the forecast provided by Buyer in accordance with Section 1.2, and Smart Sand’s aggregate requirements for Products under purchase agreements with other customers. Notwithstanding anything contained herein, the quantity of all Products that Buyer does not receive as a result of an event of force majeure experienced by either party shall count towards meeting Buyer’s purchase obligations set forth in Section 1.1.

    10.    LIMITATION OF LIABILITY.

NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, LOST GOODWILL, LOST PROFITS, WORK STOPPAGE OR IMPAIRMENT OF OTHER GOODS, AND WHETHER ARISING OUT OF BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR IF SUCH DAMAGE COULD HAVE BEEN REASONABLY FORESEEN.

11.    PRODUCT NOTIFICATION

WARNING! MATERIAL SOLD PURSUANT TO THIS AGREEMENT MAY CONTAIN FREE SILICA – IN SUCH CIRCUMSTANCES, SEE MATERIAL WARNINGS AND DO NOT BREATHE DUST OR USE FOR SANDBLASTING. IF YOU BREATHE FINE SILICA DUST POSSIBLY CONTAINED IN PRODUCTS YOU CAN SUFFER SEVERE, IRREVERSIBLE LUNG DAMAGE AND DEATH. SOME MEDICAL REPORTS STATE INHALATION OF SILICA DUST MAY CAUSE LUNG CANCER. MEDICAL REPORTS ALSO LINK BREATHING SILICA DUST TO CRIPPLING ARTHRITIS AND SKIN AND EYE IRRITATION. NEVER USE PRODUCTS CONTAINING SILICA DUST WITHOUT NIOSH/MSHA APPROVED RESPIRATORY PROTECTIVE EQUIPMENT.

    Buyer acknowledges the above warning and assumes responsibility and shall be liable for communicating this warning and providing to its employees, contractors and/or agents any equipment necessary for their protection.

    12.    Notice

    Any notice or other communication hereunder shall be in writing and shall be deemed given and effective when delivered personally, by email (and confirmed by certified or registered mail, postage prepaid, return receipt requested), or by overnight carrier, addressed to a party at its address stated below or to such other address as such party may designate by written notice to the other party in accordance with the provisions of this Section.

To Smart Sand:        Smart Sand, Inc.
                    1000 Floral Vale Boulevard, Suite 225
                    Yardley, Pennsylvania 19067
                    Attention: James D. Young
                    Email: jdyoung@smartsand.com

        With a copy to:        Fox Rothschild LLP
                    997 Lenox Drive, 3rd Floor
                    Lawrenceville, New Jersey 08648
                    Attn: Vincent A. Vietti

                    Email: vvietti@foxrothschild.com

        To Buyer:        EQT Production Company
                    625 Liberty Ave, Suite 1700
                    Pittsburgh, PA 15222
                    Attn: Adam Hughey
                    Email: AHughey@eqt.com

        With a copy to:        EQT Production Company
                    625 Liberty Ave, Suite 1700
                    Pittsburgh, PA 15222
                    Attn: Lia Fodi
                    Email: LFodi@eqt.com

    13.    Resolution of Disputes

    13.1    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    13.2    It is the intent of the parties to exclude the application of the United Nations Convention on Contracts for the International Sale of Goods (1980). Nothing herein shall prohibit a party from availing itself of a court of competent jurisdiction for the purpose of injunctive relief. The parties acknowledge and agree that the respective parties may have available to them laws or remedies available under applicable local legislation; it is the intent of the parties to have the terms of this Agreement apply in every instance, including, without limitation, the choice of law and forum provisions and the respective parties agree not to avail themselves of such alternate local legislation or remedies available thereunder. The parties acknowledge that this is a fundamental foundation for the risk allocation undertaken in this Agreement and should this provision be breached it would deny the other party the full benefit of its risk allocation and the agreed pricing structure. Accordingly, should a party avail itself of local legislation that conflicts or negates the risk allocation contained in this Agreement, then such party shall be liable to the non-breaching party for all damages arising therefrom.

14.    Compliance with Law

    14.1    Compliance with Law. Subject to the limitations of this Agreement, it is agreed that in the performance of this Agreement all matters shall be conducted in compliance in all material respects with any and all applicable federal, state, provincial and local laws, rules and regulations in the area(s) in which the matters are being conducted. Any performance obligation arising under this Agreement is contingent on the prior receipt of all necessary government authorizations. If either party is required to pay any fine or penalty, or is subject to a claim from the other party’s failure to comply with applicable laws, rules or regulations, the party failing to comply shall defend, indemnify and hold harmless the other party for all damages, fees and/or fines for such failure to comply to the extent of the indemnifying party’s allocable share of the failure to comply.

    14.2    Notwithstanding anything to the contrary, neither party shall be required to take any action or be required to refrain from taking any action prohibited, penalized or required, as applicable, under the laws of the United States, including, without limitation, the U.S. antiboycott laws.

15.    Miscellaneous.

    15.1    This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior oral and written agreements and all contemporaneous oral negotiation, commitments and understandings of the parties. This Agreement may not be changed or amended except by a writing executed by both parties hereto.

    15.2    No party may assign this Agreement without the prior written consent of the other party; provided, however, that Smart Sand may assign or otherwise transfer this Agreement without Buyer’s consent to (i) one of its affiliates, or (ii) an entity that purchases substantially all of its assets, or (iii) any financial institution providing it financing. Any prohibited assignment or attempted assignment without the other party’s prior written consent shall be void.

    15.3    This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to that state’s conflicts of laws principles or choice of law rules. The parties hereby submit to the personal jurisdiction of, and agree venue is proper in the state courts located in Allegheny County, Pennsylvania, and the federal courts located in the Western District of Pennsylvania. Any suit arising out of or related to this Agreement shall be brought exclusively in such courts, and the parties irrevocably consent and submit to the exclusive jurisdiction of such courts and waive any objection based on venue or forum non conveniens. Service of process, summons, notice, or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court.

    15.4    No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party’s right thereafter to exercise or enforce each and every right and provision of this Agreement. A waiver to be valid shall be in writing, but need not be supported by consideration. No single waiver shall constitute a continuing or subsequent waiver.

    15.5    The rights and obligations of the parties hereto shall survive the termination or expiration of this Agreement to the extent that any performance is required under this Agreement after such termination or expiration.

    15.6    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

    15.7    The headings herein are for reference purposes only and are not to be considered in construing this Agreement. This Agreement shall be interpreted and construed without regard to customary principles of interpretation and construction of legal instruments which construe ambiguities against the party causing an instrument to be drafted. For purposes of this Agreement, the neuter shall include the masculine and feminine, the masculine shall include the feminine, the feminine shall include the masculine, the singular shall include the plural, and the plural shall include the singular, as the context may require.

    15.8    If any provision of this Agreement shall be held illegal, invalid or unenforceable, in whole or in part, such provision shall be modified to render it legal, valid and enforceable while to the fullest extent possible preserving the business and financial intent and impact of the original provision, and the legality, validity and enforceability of all other provisions of the Agreement shall not be affected thereby.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Smart Sand, Inc.            .        EQT Production Company
(“Smart Sand”)                        (“Buyer”)

By:        /s/ John Young                By:        /s/ Toby Z. Rice
Name:        John Young                Name:         Toby Z. Rice
Title:         COO                    Title:         President

APPENDIX A
Specifications

    As of the Effective Date of this Agreement the standards of ISO 13503-2 and API RP 19C are identical and as indicated below. All testing for specifications takes place in Smart Sand’s originating mine facility.

ISO 13503-2
Turbidity (NTU)	***
Kumbein Shape Factors:
Roundness	***
Sphericity	***
Clusters (%)	***
Sieve Analysis:
<0.1% of sample larger than first specified sieve size
% In Size ***	***
% In Size ***	***
% In Size ***	***
% In Size ***	***
<1.0% in pan
Solubility in 12/3 HCL/HF for 0.5 HR @150[o]F (% Weight Loss)	***

APPENDIX B

Product Mix Parameters

    The Products shall consist entirely of *** frac sand products.

APPENDIX C

Product Pricing

Contract Prices are the sum of annual Base Prices and quarterly natural gas/propane fuel surcharges, as detailed below. Unless otherwise set forth herein, Base Prices include the cost of sand, rail freight (excluding rail fuel surcharges) currently assessed by Smart Sand’s rail carriers, railcars, and in the case of the New Terminal in Waynesburg, Pennsylvania only, transloading charges.

(1)    Base Prices shall be as follows (per ton):

Base Prices (on a per ton basis)
Destination*	Product	Delivery Type (Incoterms 2010)	% of Minimum Tons per Year (commencing Contract Year 2)	Contract Year 1	Contract Year 2	Contract Year 3	Contract Year 4*****	Contract Year 5*****
Steubenville, Ohio	***	DAP Terminal	**	***	###	###	###	###
Waynesburg, Pennsylvania	***	DAT Terminal	***	***	***	***	***	***
Fairmont, West Virginia	***	DAP Terminal	****	***	***	***	***	***
*Products may be delivered to any other location upon the mutual written agreement of Smart Sand and Buyer.
**Prior to the commencement of operations at the New Terminal in Waynesburg, Pennsylvania, all Products designated for the New Terminal shall be shipped to Steubenville, Ohio.
###Pricing to Steubenville, Ohio after Contract Year 1 will be determined by mutual agreement of the parties.
**** Volumes in Fairmont are subject to operational variability, and accordingly, Fairmont is not subject to any % of minimum tons.
***** If Term is extended pursuant to Section 7.1.

(2)    Quarterly natural gas or propane surcharge adjustments, starting on the Effective Date, with details below:

Natural Gas Surcharge: A Natural Gas Surcharge will be applied if the Average Natural Gas Price (ANGP) as listed on WWW.EIA.DOE.GOV for the preceding calendar quarter is above the Bench Mark, set at $*** per MMBTU, and shall be adjusted at the end of each calendar quarter for the duration of the Agreement. A surcharge of $*** per ton for every $*** per MMBTU increase for the ANGP for the preceding calendar quarter will apply in addition to the Base Price for all products. The calculation will be prorated, i.e., if the ANGP for a prior quarter averages $*** per MMBTU, the surcharge will be $*** per ton for the following quarter.
As an example, if the average of the monthly closes of NYMEX natural gas for January, February and March is $***, then $*** will be added to the applicable Base Price for April, May and June. Additionally, if the average of the monthly closes of NYMEX natural gas for April, May and June is $*** or less, then $*** will be added to the Base Price for July, August and September.
Propane Surcharge: A Propane Surcharge will be applied if the Average Quarterly Mont Belvieu, TX Propane Spot Price (AMBTX) as listed on WWW.EIA.GOV (http://www.eia.gov/dnav/pet/hist/LeafHandler.ashx?n=pet&s=eer_epllpa_pf4_y44mb_dpg&f=m) for the preceding calendar quarter is above the Bench Mark, set at $*** per gallon of Propane ((Month 1 Average + Month 2 Average + Month 3 Average)/3=AMBTX), and shall be adjusted at the end of each calendar quarter for the duration of the Agreement. A surcharge of $*** per ton for every $*** per gallon increase in the AMBTX for the preceding calendar quarter will apply in addition to the Base Price for all products. The calculation will be prorated, i.e., if the AMBTX for a prior quarter averages $*** per Gallon, the surcharge will be $*** per ton for the following quarter.
As an example, if the average of the monthly closes of Mont Belvieu, TX Propane Spot for January, February and March is $***/gallon, then $*** will be added to the applicable Base Price for April, May and June. Additionally, if the average of the monthly closes of AMBTX propane for April, May and June is $***/gallon or less, then $*** will be added to the Base Price for July, August and September.
Notwithstanding anything herein, the propane surcharge set forth above shall not apply during any time-period where Smart Sand does not use propane in connection with its performance of this Agreement.

(3)     The Contract Price is contingent upon shipment of unit trains having a minimum size of ***. In the event that a shipment of Products to the applicable terminal will be less than *** (“Railcar Underage”) and such Railcar Underage will result in a higher Contract Price for such shipment, then in such case, (x) if (and only if) Buyer approves the Contingency Notice (as defined below), the Contract Price shall be adjusted upwards by ***; and (y) Smart Sand shall notify Buyer in writing at least twenty-four (24) hours prior to such shipment departing from Smart Sand’s production facility (“Contingency Notice”), which Contingency Notice shall set forth ***, together with reasonable supporting documentation thereof. Within twenty-four (24) hours of its receipt of the Contingency Notice, Buyer may provide written notice to Smart Sand of Buyer’s election to (1) cancel the applicable shipment, (2) receive the applicable shipment and pay ***, or (3) add a number of additional railcars sufficient to eliminate the Railcar Underage. In the event that Buyer fails to provide such written notice to Smart Sand within such twenty-four (24) hour period, then in such case, Buyer shall be deemed to have cancelled the applicable shipment.
The Contract Price for delivery to the applicable terminal includes all of the rail freight charges and fees (excluding rail fuel surcharges) currently assessed by Smart Sand’s rail carriers for the shipment of Products (the “Base Rail Charge”). If following the date hereof, the Base Rail Charge is increased by any of Smart Sand’s rail carriers for the shipment of Products to the applicable terminal (such charge, the “New Rail Charge”), then, following Smart Sand’s provision of written notice and reasonable supporting documentation of such increase to Buyer, the Contract Price shall be adjusted by an amount equal to the difference between the New Rail Charge per ton and the Base Rail Charge per ton.
If Buyer disputes in good faith Smart Sand’s determination of whether the Base Price should be increased due to a New Rail Charge, or the amount of any such increase, Buyer may request that the determination be referred to a nationally recognized public accounting firm that is not then providing audit, tax or other services to either party. The parties shall promptly agree in good faith upon the identity of such accounting firm. Smart Sand shall provide the accounting firm with all relevant information regarding rail charges assessed by Smart Sand’s rail carriers for the shipment of Products, which shall be confidential and shall not be shared with Buyer or any third party. Buyer shall provide the accounting firm with the relevant information about its Product purchases. After reviewing such information, the accounting firm shall render its determination of whether Smart Sand may increase the Base Price and if so, what the appropriate change shall be. Such accounting firm’s determination shall be conclusive, absent manifest error. The parties shall share equally the cost of the accounting firm’s services.
(4)    Buyer shall pay for all rail fuel surcharges imposed by Smart Sand’s rail carriers.

APPENDIX D

Testing Procedures

This schedule provides an explanation of how Smart Sand will test its Products to confirm that they are compliant with the Specifications set forth in Appendix A. All testing shall be conducted during periods when Smart Sand’s facility is operational and not during down time. Testing shall be conducted on sand samples loaded into each railcar.

The testing to be performed and its frequency, shall be as follows:

1. ***
2. ***

3. ***

4. ***

In addition, Smart Sand will test and provide a sieve analysis of every rail car and send a COA for each car with the corresponding invoice.